CURRENT REPORT ON FORM 8-K
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                     ------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 1, 2008

                              PURE PLAY MUSIC, LTD.
           ----------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

             Nevada                  0-50069               88-0427195
 (State or Other Jurisdiction      (Commission           (IRS Employer
        of Incorporation)          File Number)      Identification Number)

              3200 Airport Avenue, Suite 20, Santa Monica, CA 90405
          -------------------------------------------------------------
               (Address of Principal Executive Offices, Zip Code)

Registrant's telephone number, including area code: (310) 636-9224

                             LATIN TELEVISION, INC.
               --------------------------------------------------
                   (Former Name or Former Address, if Changed
                               Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).


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NOTE:  As used in this report,  the terms "we",  "us",  "our",  "our company" or
"PPML" refers to PURE PLAY MUSIC, LTD.., a Nevada corporation.

Item 8.01    Other Events.

As disclosed in our Form 8-K filed on July 16, 2008, on July 9, 2008, we entered into an Asset Purchase Agreement (the "Agreement") for the purchase of certain assets from Pure Play Music, Limited, a United Kingdom domiciled entity ("Pure Play").

In completing the purchase from Pure Play, we anticipate that, to the extent that we are able, we plan to focus an increasing amount of our management and financial resources to develop our business and the assets that we have acquired. As a small company, we recognize that the asset purchase from Pure Play may allow us to develop new business opportunities.

As we undertake these efforts, we are continuing to re-assess the business that we conducted prior to the purchase of the assets from Pure Play and we may, as market conditions and circumstances require, re-evaluate our current business and make further changes in it or seek a buyer for assets and business activities that do not offer us greater market opportunities.

We continue to believe that there may be significant potential market opportunities in internet broadcasting and the digital music marketplace. However, we recognize that this market has attracted many larger companies that possess an established identity on the internet, significantly greater financial and managerial resources. To the extent that we are able and if we can develop a stronger presence and identity on the internet, we believe that we may be able to better position our company to participate in this marketplace.

Our interest in acquiring Pure Play resulted from our internal management evaluations. We believe that the assets we acquired from Pure Play may allow us to further develop Pure Play's current features.

These currently include over 6,000 acts from a total of 42 countries, all of whom have been through the stringent Pure Play A&R selection and legal process in order to grant Pure Play specific non-exclusive commercial rights to their music.

While we may make further changes, the existing Pure Play website allows access to the main radio broadcast, 6 genre-specific music streams, on-demand music tracks, artist pages, business directories, news articles, download store, an international gig guide and numerous other features, all of which contribute to an average page view quantity per visitor only exceeded by a few established on-line communities.

We believe that the antiquated music industry structure that has been used to promote, market, and sell music will continue to decline and that the use of the internet will increasingly offer a more effective vehicle to reach an ever-expanding market that utilizes portable music players and the the needs of the iPod and internet generation. At the same time, we believe that this generation is also influencing radical changes in the delivery of radio programming with 36% of 15-34 year olds now listening to their favorite stations online.

The Industry:

Our own limited internal management studies have confirmed that mainstream commercial chart music is increasingly becoming a `turn off' for 16-35 years olds. This can be seen by the continuing decline in single CD sales as more and more consumers listen and buy music digitally through the internet. Overall, we believe that today's consumers are following acts on the internet long before their music hits the stores. Upon reaching the stores, the same music is now old news, having lost the enthusiasm of the consumer.

New, unsigned and emerging music is quickly becoming an increasingly common tool in major sponsorship events and promotions. Major brands from all sectors including clothing, music retail, communications, entertainment, drinks and technology are embracing new music projects to maximize their brand value and credibility with their target audience.

Our current strategy involves building value based on traffic rather than turnover, which traffic virtually guarantees long-term monetization through advertising revenues alone. We believe that this may provide us with a unique opportunity in that if we can successfully implement our plans, we will not be reliant on advertising revenue for future income and we may be able to generate revenue from existing sources. These alternative sources of revenue may allow us to avoid the monetization problems faced by ad revenue funded websites.

If we can implement our plans and as circumstances and market conditions allow, we anticipate launching `Pure Play People', the Pure Play social networking platform later in 2008. This platform may offer us an opportunity to provide a "next generation" website that provides both music and social networking.

Our current capital structure is as follows:

     1. There are currently 59,342,700 shares of common stock issued and outstanding on a fully diluted basis.

     2. The Company is authorized to issue 400,000,000 shares of common stock par value $0.001;

     3. The Company amended its Articles with the Nevada Secretary of State to authorize 10,000,000 Preferred shares par value $0.001. To date, no preferred shares have been issued.

We may change our capital structure and issue shares of our Common Stock, Preferred Stock or debt instruments as financing opportunities and our financial condition requires. As a small company, we anticipate that we may need to raise additional capital in the future. We have not undertaken definitive discussions with any underwriters or broker-dealers but we may do so in the future.

Item 1a.  Factors that May Affect Future Results

       We are a small company and we face significant and intense competition in the internet music marketplace. An investment into the Company or the purchase of the Company's common stock should be considered appropriate only for those persons who can accept the total loss of their investment since the Company and the Company's securities involve continuing and substantial risks that are not suitable or appropriate for investment purposes. Overall, these risks arise from factors over which the Company will have little or no control. Some adverse events may be more likely than others and the consequence of some adverse events may be greater than others. No attempt has been made to rank risks in the order of their likelihood or potential harm. In addition to those general risks enumerated elsewhere, any purchaser of the Company's Common Stock should also consider the following factors.

1. Current Financial Structure, Limited Equity and Working Capital & Need for Additional Financing. We anticipate that we may need to raise a significant amount of additional capital in the future to fully implement our business plan. While we have not had definitive discussions with an underwriter or broker-dealer on these matters, our current stockholders may incur significant dilution There can be no assurance that we will be successful in raising additional financing or if we are successful, that we can do on terms that are reasonable in light of our current circumstances.

2. Subordinate to Existing and Future Debt & Preferred Stock. All of our Common Stock is subordinate to the claims of the Company's existing and future creditors and any preferred stock that we may issue in the future.

3. Limited Public Markets. There is a limited trading market for our Common Shares, and there is no guarantee that a continuous liquid trading market will subsequently develop. There can be no assurance that the Common Shares will ever gain any liquid trading volumes in any other market or gain listing on any stock exchange. Further, our Common Stock is a "Penny Stock" and as such, the ability of the Company to gain a liquid trading market for it will be inhibited by various regulations and there can be no assurance that any liquid trading market for the Company's Common Stock will ever develop or, if it does develop, that it can be maintained. The Company became a reporting company on January 23, 2000.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2008
                                               PURE PLAY MUSIC, Ltd.


                                               By: /s/ ALEX GRANGE
                                                   -----------------------------
                                                   Alex Grange, Chief Executive
                                                   Officer and Chairman of the
                                                   Board